EXHIBIT 10.2

                            SHARE EXCHANGE AGREEMENT


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                            SHARE EXCHANGE AGREEMENT


THIS AGREEMENT, made this 12th day of May, 1998 by and between Mr. John G. Perry, an individual and Frank A. Maas, an individual being the sole shareholders of World Wide Video, Inc., a Virginia corporation having its principal offices at 14327 Smith Road, Culpeper, Virginia on the one hand (hereinafter collectively referred to as the "Sellers"), and World Wide Video, Inc. a Colorado corporation, having it's principal offices at 14327 Smith Road, Culpeper, Virginia (hereinafter the "Buyer"),on the other hand. The Sellers and Buyer are sometimes herein referred to as "Parties" and/or "Party."

                                 R E C I T A L S

WHEREAS, Sellers are the owners and holders of all the issued and outstanding capital stock of World Wide Video, Inc. a Virginia corporation (the "Company"); and

WHEREAS, Sellers are willing to sell, and Buyer is willing to buy, all of the Sellers' shares in the Company for shares in the Buyer corporation;

IT, IS, THEREFORE, MUTUALLY AGREED, in consideration of the covenants and representations herein contained:

Section 1. Agreement to Effect Tax-Free Merger.

Sellers and Buyer will adopt a plan of reorganization pursuant to the provisions of the Internal Revenue Code, Section 368(a)(1)(B), and will take all necessary steps to effectuate such a plan as soon as possible.

Section 2. Sellers' Agreement to Transfer Stock.

Sellers will transfer to the Buyer Two Hundred (200) shares of the Company's Common Stock, said shares represent all of the issued and outstanding shares of the Company.

Section 3. Buyer's Agreement to Deliver Stock.

For each share of stock of the Company so transferred, Buyer will issue and deliver to each Seller individually fifty thousand (50,000) shares of fully paid and nonassessable common stock in Buyer, evidenced by certificates of stock in full compliance with all applicable laws, rules and regulations (including the requirements of transfer agents, registrars, and the Stock Exchange on which the shares of the Buyer will be listed for trading).


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Section 4. Warranties of Sellers.

Sellers hereby represent and warrant jointly and severally that:

         a. The Company is duly organized and in good standing under the laws of the State of Virginia; has the corporate powers to carry on its business as now conducted; is duly qualified as a foreign corporation in good standing in each state where such qualification is necessary; and has no subsidiaries nor any interest in any firm, partnership or other corporation.

         b. Copies of the Articles of Incorporation of the Company all amendments thereto, the Company's Bylaws and all its minutes are contained in its minute books as provided in Schedule "A" annexed hereto are correct.

         c. The shares of the Company to be transferred hereunder constitute all of its outstanding shares and it has issued and will issue no other shares. There are no open options, contracts, calls, commitments or demands of any kind relating to authorized but unissued stock of the Company. The shares of the Company to be transferred hereunder are fully paid and nonassessable, free and clear of all encumbrances, liens, claims, equities and liabilities of every nature and Sellers will convey clear and unencumbered title thereto to the Buyer.

         d. The financial statements in Schedule "B" annexed hereto (and made part hereof) all other financial statements prepared by the Company audits books of account and records are true and correct. They have been prepared in conformity with generally accepted accounting principles, correctly reflect valid transactions and values and present a true and correct statement as of their respective dates of the Company's financial condition. The Company has no liabilities or obligations except those disclosed on the financial statements in Schedule "B" those incurred in the normal and regular conduct of its business since the date of said financial statements and those set forth in the written contracts listed in Schedule "C" annexed hereto, the originals of which have been exhibited to Buyer and initialed by both sides. There is no power of attorney for any purpose now in force given by the Company to any person or organization.

         e. All assets set forth on the books of the Company are in existence, in possession of the Company and are located at 14327 Smith Road, Culpeper, Virginia. The Company has clear and unencumbered title to all of its property including, without limitation, the property listed in Schedule "D" annexed hereto, except for the encumbrances set forth after the description of each item of property in said Schedule. All said assets are in good operating condition and repair and in compliance with all zoning and building laws and all state and



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local ordinances;  and there are no violations pending with respect thereto. All accounts receivable and notes receivable of the Company are current and collectible except to the extent that a reserve for bad debts has been established on its books for such accounts and notes. The Company's patents, patent applications, copyrights, trademarks and trade names are valid and in good standing both in the United States and abroad.

         f. All the parties with whom the Company has contractual arrangements are complying therewith and none of them are in default; nor is the Company in default under any contract or obligation. The Company has no purchase commitments or contracts to be performed by it except as made in the ordinary course of business and as disclosed to Buyer and except those set forth in Schedule "C". No such commitments are in excess of the normal, ordinary and usual requirements of the business of the Company or at a price in excess of current market. No contract imposes a liability on the Company in excess of One Hundred Thousand Dollars ($100,000.00 ) except those listed in Schedule "C". The Company has no collective bargaining agreement with its employees except as set forth in Schedule "C." The Company has no deferred compensation, bonus, profit sharing, pension or retirement arrangement of any kind; nor is it now paying any pension, deferred compensation or retirement allowance except as set forth in Schedule "Ell annexed hereto. The Company has no contracts for the sale, merchandising or distribution of its products except such as it may cancel on notice of Thirty (30) days to the other contracting party.

         g. Since the date of the balance sheet set forth in Schedule "B" there has not been:

                  (i) Any event, condition or change materially and adversely affecting the Company's business, including its relations with its employees or any labor union;

                  (ii) Any loss, damage or destruction of the Company's property except items covered by insurance for which claims are pending as described in Schedule F annexed hereto;

                  (iii) Any declaration or payment of dividend or other distribution with respect to the Company's stock nor has it made any payment for redemption, purchase or acquisition of its stock or agreed to do so; or

                  (iv) Any general increase in compensation or any declaration or payment of any bonus to the Company's directors officers, employees or agents, or any increase to any individual employee exceeding Ten Thousand Dollars ($10,000) per year.


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     h. The only directors and officers of the Company are:

Director and President:  John G. Perry

Director, Vice-President
and Secretary-Treasurer:  Frank A. Maas

The Company has no officer or other employee to whom it has paid more than ten thousand Dollars ($10,000.00) during the year preceding the date of this Agreement.

         i. All income and other taxes of the Company have been paid or adequate reserves therefor have been set up on the books of the Company. The Federal income tax returns of all years to and including the calendar year 1998 and the results of such audits are properly reflected in the financial statements set forth in schedule "B". No litigation, governmental investigation or proceeding is pending, threatened or in prospect against the Company or with respect to any of the shares to be transferred hereunder; and Sellers have no knowledge of any action pending or threatened to change the zoning or building ordinances affecting the Company's real property or any threatened or pending condemnation of such property. The Company has taken all corporate actions and filed all reports and returns required of it by law; and has complied with all applicable state, Federal and local laws, ordinances and regulations.

         j. Sellers, the Company, its directors, officers, agents and employees will disclose to Buyer all information known to them with respect to the operations and finances of the Company, including, without limitation, all information required to determine the tax basis of the Company's property or necessary in any way to any tax liability of the Company; and to that end Buyer may inspect, copy and reproduce any of the Company's tax returns, accounting and other records. The statements made and information given to Buyer relating to the transaction covered by this Agreement are true and accurate and no material fact has been withheld from Buyer; and Sellers have no knowledge of any development or threatened developments that would have a materially adverse effect on the Company's business.

Section 5. Restrictive Covenant.

For a period of three (3) years from date of closing the Seller will, without the consent of Buyer, enter the employ of any person, firm or corporation engaged in a business in the State of Colorado in competition with the present business of the Company; nor will any of them engage or assist any one else to



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engage,  directly or indirectly,  as principal,  agent,  employee,  shareholder, officer or otherwise in any such business. For a breach of this covenant, Buyer shall have the right to an injunction and damages.

Section 6. Stock Transfer Restriction on Shares Acquired by Sellers.

For a period of three (3) years from date of closing the Seller will not sell, assign, or transfer or otherwise dispose of the shares of the Buyer corporation which he will acquire hereunder except to trusts for the benefit of or as gifts to members of the immediate family of any of the Sellers, or as security for a loan, provided that the transferee or pledgee of such shares agrees by prior written agreement to be bound by the provisions of this Section 6. Such agreement must be examined and approved by Buyer or its counsel. As liquidated damages for breach of this Section 6, sellers will pay Buyer fifty cents ($0,50) per share for every share actually sold within said three (3) year period.

Section 7. Buyer's Right to Deliver Converted Stock.

If between the date hereof and the closing, there is a change in the condition, capital or capital structure of the Buyer by virtue of which its common stock is converted into other shares of its own or of another corporation, delivery of such converted shares equivalent to the number of shares of common stock due to the Sellers hereunder, shall be good delivery and due performance by Buyer under this Agreement.

Section 8. Cooperation.

Sellers will deliver to Buyer, at and after closing, all orders, checks, communications and information received by them or the Company relating to or belonging to the Company. Sellers will execute upon request and deliver all instruments, papers or documents and do all other acts that may be necessary or desirable in the opinion of Buyer's counsel to perfect or record any right, title or interest relating to the property of the Company or to the shares to be transferred to the Buyer hereunder; or to aid in any legal proceeding relating to any such matter. Unless the need therefor is due to any default of Sellers, the expense involved shall be borne by Buyer.

Section 9. Warranties to Survive Closing.

The terms, conditions, warranties and representations of this Agreement shall survive the closing. Buyer, however, shall be under a duty to make prompt investigations; and, except for breaches of the restrictions set forth above in



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Sections 5 and 6, all claims  which are not made within two (2) years of closing shall be deemed waived.

Section 10. Buyer's Right to Rescind.

If any warranty or representation made herein by Sellers is breached, is untrue, or if full information has not been disclosed by them to Buyer about the Company, Buyer may rescind this Agreement in addition to any other legal remedies that it may have. Notice of rescission shall be given to sellers in writing. Within ten (10) days after receipt of such notice, Sellers shall return to Buyer all consideration received by them under this Agreement and promptly thereafter, Buyer will return to them the shares of stock in the Company transferred to Buyer.

Section 11. Notices.

All notices shall be in writing and shall be served by registered or certified mail directed to the addresses of the parties as herein above set forth. By due notice any party may designate a different address.

Section 12. Entire Agreement.

This Agreement constitutes the entire contract of the parties concerning the subject matter hereof and supersedes all previous negotiations, understandings and agreements of the parties with reference hereto. Any change, termination or attempted waiver of any of the provisions hereof shall be binding only if made in writing and as regards the Buyer only if signed by an officer thereof.

Section 13. Counterparts.

Separate counterparts of this Agreement may be signed and together they shall constitute one agreement.

Section 14. Broker and Broker's Commission.

Sellers represent and warrant that no Broker, finder, agent or similar intermediary has acted for or on behalf of the Seller in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker's, finder's or similar fee or other commission in connection therewith based on any agreement, arrangement or understanding with the Seller or any action taken by the Seller.


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Section 15. Interim Provisions.

During the period between the execution of this Agreement and the closing:

a. Sellers will see to it that the Company will continue business in its normal manner and among other things keep its insurance in effect, comply with all laws and use its best efforts to retain the services and goodwill of its personnel and good relations with its suppliers, dealers and customers.

b. Sellers will obtain such clearances as may be required from the Department of Justice, Federal Trade Commission, Internal Revenue Service and other governmental agencies as may be necessary; and will have the Buyer added as an insured to the Company's existing insurance policies.

c. Sellers shall be obligated to prevent the Company from taking any extraordinary action. Specifically, and without limitation, no increases or bonuses shall be given to executives; no long-term contracts shall be entered into; no declarations or dividends, amendments to the articles of incorporation of bylaws, dispositions of property, creation of mortgages, liens or debts, large capital outlays, redemption's of stock, mergers or consolidations, shall be made.

d. Buyer shall have the option to terminate this contract if any of the provisions of paragraph (b) or (c) immediately preceding are not complied with; or if any injunction is issued against the transaction herein set forth; or if any substantially adverse change occurs in the Company's business, in labor or legislative matters affecting the Company, or in general business conditions; or if there is substantial destruction, damage or loss of the Company's property.

Section 16. Closing.

The closing of this transaction shall take place at 10:00 AM on May 15th, 1998 or at such earlier date as the parties stipulate in writing.

At the closing Sellers shall deliver to Buyer:

Certificates for the stock described in Section 2 hereof, indorsed in blank with all necessary documentary transfer tax stamps affixed and with signatures guaranteed by a bank or trust company.

b.  Resignations of directors and officers of the Company.


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c. General  releases by the Sellers of all claims that they may have to the date of closing against the Company or the Buyer or the directors, officers, agents and employees of either of them.

d. Certified copies of consent of the shareholders of the Company to this Agreement and of the resolution of its board of directors in favor of the Agreement, if such consent or resolution is required by law or by the Company's articles of incorporation or its bylaws.

e. The complete and correct corporate minute books, articles of incorporation, bylaws and stock transfer books of the Company and its books of account, records, correspondence, files, documents and all other papers necessary to manage and operate the affairs of the Company.

f. All deeds, bills of sale, insurance policies, contracts, mortgages, leases, assignments and all other documents pertaining to any property owned by the Company or used in its operations; and assignments to the Company duly executed by Sellers of all inventions, patents, patent applications, copyrights, formulas, manufacturing methods, trade secrets and trademarks owned by the Sellers or in which they may have any interest, relating to any product or process used by the Company in its business.

g. Copies of resolutions of the board of directors of the Company certified by its Secretary in the form specified by the banks or trust companies with which the Company does business, revoking all prior authorizations and authorizing only the following persons to sign checks, to deal with the bank accounts and to have access to the safe deposit box of the Company.

h. Copies of the minutes of the board of directors of the company (and office shareholders, if necessary), certified by its Secretary, electing officers and directors of the company and appointing the following as its officers:

President, John G. Perry

Vice-President,
Secretary-Treasurer; Frank A. Maas

i. Agreements in writing by each of the present and previous officers and directors of the Company that he or she will disclose to Buyer all trade secrets relating to the products of, or processes used by, the Company; that he or she will not by himself or herself or with others, use such trade secrets directly or indirectly; and that he or she will transfer and assign to the Company all inventions, patents, copyrights and patent applications in which he or she has



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any right, title or interest relating to any product of, or process used by, the
Company or relating to its business.

j. The written opinion of counsel for the Company that:

         i. The company is duly organized and existing as a corporation in good standing under the laws of the State of Virginia and duly qualified as a foreign corporation in good standing in each state where such qualification is necessary.

         ii. All corporate and other proceedings required of the company have been duly and properly taken; all reports and returns required to be filed by it have been duly filed; and it has complied with all applicable state, federal and local laws, to the best of counsel's knowledge.

         iii. Counsel has no knowledge of any claim against the Company or of any litigation pending or threatened or in prospect against it; or of any defects or limitations of the Company's title to any of its property.

         iv. The shares of the Company are validly issued to the Sellers, fully paid and nonassessable, and the certificates held by them (to be delivered to Buyer) represent all the issued and outstanding shares of the Company; and that there are no restrictions by statute, in the Company's articles of incorporation or amendments thereto, in its bylaws, minutes, stock certificates or in any shareholders' agreement that may limit the right or power of the Buyer with respect to said shares or that may constitute a lien, claim or encumbrance or equity therein.

         v. Counsel has no knowledge of facts that may adversely affect the prospective title of Buyer to said shares or of any claim against them.

k. With respect to real estate owned by the Company: policies of title insurance running to the Company for each parcel for the fair market value of said property as described in Schedule D a survey showing all improvements and showing title to be marketable as described in said policies. The policies shall be in standard form issued by a company duly qualified in the state where the particular parcel is located. Estoppel certificates from each institution or lender to whom the Company is indebted and from each holder of a lien on its property.




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Section 17. Successors Bound.

This Agreement shall be binding and inure to the benefit of the respective successors and assigns of the parties hereto. Any change or division of interest of the Seller, caused in any manner, shall be reported to the Buyer by due notice, stating the nature of the change or division and designating a specific person and address for transmittal of notices and deliveries.

IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.



JOHN G. PERRY, an individual Seller


-----------------------------------
John G. Perry, an individual


FRANK A. MAAS, an individual Seller

Frank A. Maas, an individual




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Schedule           A    "Company Organizational Documents"


Schedule "A "defines and discloses the Company's Organizational Documents. These documents are attached and include: Articles of Incorporation of the Company It's Bylaws It's Minutes

Schedule           B     "Financial Statements"

Schedule "B" defines and discloses the Company's financial statements.

          Balance Sheet
          Income Statement

Schedule           C     "Written Contracts"

Schedule "C" defines and discloses the Company's written contracts. These include:

Schedule           D    "Property"

Schedule D defines and discloses the Property owned by Company

Schedule E Retirement Plans

None, the Company has no retirement Plans.